Exhibit 99.1

Xylem Inc.
301 Water Street SE, Suite 200
Washington, DC 20003
Tel +1.202.869.9150

Contacts:	Media	Investors
	Houston Spencer +1 (914) 240-3046	Keith Buettner +1 (724) 772-1531
	Houston.Spencer@xylem.com	Keith.Buettner@xylem.com

Xylem Reports First Quarter 2025 Results

•Revenue of $2.1 billion, up 2% on a reported and 3% on an organic basis
•Earnings per share of $0.69, up 10%; $1.03 on an adjusted basis, up 14%
•Reaffirming full-year 2025 adjusted earnings per share guidance

Washington, D.C., Apr. 29,2025 – Xylem (NYSE: XYL), a leading global water solutions company dedicated to solving the world’s most challenging water issues, today reported first-quarter 2025 results. The Company delivered total revenue of $2.1 billion, on strong execution and demand, partially offset by foreign exchange headwinds. First-quarter earnings per share were up 10 percent on a reported basis and 14 percent on an adjusted basis.

"The team’s first-quarter results exceeded expectations, continuing our momentum and delivering a strong start to 2025,” said Matthew Pine, Xylem’s president and CEO. “Organic revenue grew across all segments on healthy demand, with our book-to-bill ratio exceeding one. The team’s operating discipline drove 120 basis points of margin expansion and double-digit EPS growth.”

"Our operating model transformation – including our high-impact culture, process simplification initiatives, and segment-oriented restructuring – is progressing well, strengthening our agility and driving improved profitability in an increasingly dynamic environment. We are serving our customers more effectively and seeing a reduction in wasted time and effort internally, enabling our colleagues to move faster, with more focus and accountability. Despite current market volatility, we anticipate continued resilience in volumes, supported by the essential nature of our customers’ services and Xylem’s strong alignment with opex-driven spending. We are offsetting the current tariff impacts with strategic pricing and proactive supply chain management. As a result, we are reaffirming our full-year adjusted EPS guidance."

Net income attributable to Xylem for the quarter was $169 million, or $0.69 per share. Net income margin increased 70 basis points to 8.2 percent. These results are driven by strong operational performance and decreased interest expense, partially offset by increased restructuring and realignment costs, tax expense and loss on sale of businesses. Adjusted net income was $251 million, or $1.03 per share, which excludes the impacts of purchase accounting intangible amortization, restructuring and realignment costs, special charges, the loss on sale of businesses and the net tax impact of these adjustments.

First-quarter adjusted earnings before interest, tax, depreciation, and amortization (EBITDA) margin was 20.4 percent, reflecting a year-over-year increase of 120 basis points. Productivity savings and strong price realization drove the margin expansion, exceeding the impact of inflation and mix.

Outlook

Xylem forecasts full-year 2025 revenue of approximately $8.7 to $8.8 billion, up approximately 1 to 2 percent on a reported basis, versus 0 to 2 percent previously guided, and up approximately 3 to 4 percent on an organic basis, in line with the previous guidance.

Full-year 2025 adjusted EBITDA margin is expected to be approximately 21.3 to 21.8 percent, an increase of 70 to 120 basis points from Xylem’s 2024 adjusted results. This results in full-year adjusted earnings per share of $4.50 to $4.70, in line with the previous guidance range. Full-year free cash flow margin is expected to be approximately 9 to 10 percent.

Further 2025 planning assumptions are included in Xylem’s first-quarter 2025 earnings materials posted at www.xylem.com/investors. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. Outlook is being provided in the context of the current volatility, including due to geopolitical, trade, macroeconomic and regulatory uncertainty.

Supplemental information on Xylem’s first-quarter earnings, as well as definitions of and reconciliations for certain non-GAAP items, is posted at www.xylem.com/investors.

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About Xylem

Xylem (XYL) is a Fortune 500 global water solutions company that empowers customers and communities to build a more water-secure world. Our 23,000 diverse employees delivered revenue of $8.6 billion in 2024, optimizing water and resource management with innovation and expertise. Join us at www.xylem.com and Let’s Solve Water.

Forward-Looking Statements

This press release contains “forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” "contemplate," "predict," “forecast,” “likely,” “believe,” “target,” “will,” “could,” “would,” “should,” "potential," "may" and similar expressions or their negative, may, but are not necessary to, identify forward-looking statements. By their nature, forward-looking statements address uncertain matters and include any statements that: are not historical, such as statements about our strategy, financial plans, outlook, objectives, plans, intentions or goals (including those related to our social, environmental and other sustainability goals); or address possible or future results of operations or financial performance, including statements relating to orders, revenues, operating margins and earnings per share growth.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Our future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, many of which are beyond our control. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in or implied by our forward-looking statements include, among others, the following: the impact of overall industry and general economic conditions, including industrial, governmental, and public and private sector spending, interest rates, inflation and related monetary policy by governments in response to inflation, and the strength of the residential and commercial real estate markets, on economic activity and our operations; geopolitical events, including ongoing, possible escalation or outbreak of international conflicts, as well as regulatory, economic and other risks associated with our global sales and operations, including those related to domestic content requirements applicable to projects receiving governmental funding; manufacturing and operating cost increases due to macroeconomic conditions, including inflation, energy supply, supply chain shortages, logistics challenges, tight labor markets, prevailing price changes, tariffs, trade policies and other factors; demand for our products, disruption, competition or pricing pressures in the markets we serve; cybersecurity incidents or other disruptions of information technology systems on which we rely, or involving our connected products and services; lack of availability or delays in receiving parts and raw materials from our supply chain, including electronic components (in particular, semiconductors); disruptions in operations at our facilities or that of third parties upon which we rely; uncertainty related to the realization of the benefits and synergies from our acquisition of Evoqua Water Technologies Corp.; safe and compliant treatment and handling of water, wastewater and hazardous materials; failure to successfully execute large projects, including with respect to meeting performance guarantees and customers’ budgets, timelines and safety requirements; our ability to retain and attract leadership and other diverse and key talent, as well as competition for overall talent and labor; defects, security, warranty and liability claims, and recalls related to our products; uncertainty around restructuring and realignment actions and related costs and savings; our ability to execute strategic investments for growth, including related to acquisitions and divestitures; availability, regulation or interference with radio spectrum used by certain of our products; volatility in served markets or impacts on our business and operations due to weather conditions, including the effects of climate change; risks related to our sustainability commitments and related disclosures; fluctuations in foreign currency exchange rates; difficulty predicting our financial results; risk of future impairments to goodwill and other intangible assets; changes in our effective tax rates or tax expenses; financial market risks related to our pension and other defined benefit plans; failure to comply with, or changes in, laws or regulations, including those pertaining to our business conduct, operations, products and services, including anti-corruption, data privacy and security, trade, competition, the environment, climate change and health and safety; legal, governmental or regulatory claims, investigations or proceedings and associated contingent liabilities; matters related to intellectual property infringement or expiration of rights; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 ("2024 Annual Report") and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).

Forward-looking and other statements in this press release regarding our environmental and other sustainability plans and goals are not an indication that these statements are necessarily material to investors, to our business, operating results, financial condition, outlook, or strategy, to our impacts on sustainability matters or other parties, or are required to be disclosed in our filings with the SEC. In addition, historical, current, and forward-looking social, environmental and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future. All forward-looking statements made herein are based on information currently available to us as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited) (in millions, except per share data)

	Three Months
For the periods ended March 31,	2025	2024
Revenue from products	$1,709	$1,690
Revenue from services	360	343
Revenue	2,069	2,033
Cost of revenue from products	1,041	1,021
Cost of revenue from services	260	260
Cost of revenue	1,301	1,281
Gross profit	768	752
Selling, general and administrative expenses	460	474
Research and development expenses	56	59
Restructuring and asset impairment charges	21	10
Operating income	231	209
Interest expense	(8)	(14)
Other non-operating income, net	4	6
Loss on sale of business	(10)	(5)
Income before taxes	217	196
Income tax expense	(50)	(43)
Net income	$167	$153
Net loss attributable to non-controlling interests	2	—
Net income attributable to Xylem	169	153
Earnings per share:
Basic	$0.69	$0.63
Diluted	$0.69	$0.63
Weighted average number of shares:
Basic	243.1	241.9
Diluted	243.8	243.0

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions)

	March 31, 2025	December 31, 2024

ASSETS
Current assets:
Cash and cash equivalents	$1,059	$1,121
Receivables, less allowances for discounts, returns and credit losses of $53 and $59 in 2025 and 2024, respectively	1,743	1,668
Inventories	1,022	996
Prepaid and other current assets	260	236
Assets held for sale	—	77
Total current assets	4,084	4,098
Property, plant and equipment, net	1,157	1,152
Goodwill	8,061	7,980
Other intangible assets, net	2,332	2,379
Other non-current assets	925	884
Total assets	$16,559	$16,493
LIABILITIES, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$958	$1,006
Accrued and other current liabilities	1,167	1,271
Short-term borrowings and current maturities of long-term debt	41	38
Liabilities held for sale	—	21
Total current liabilities	2,166	2,336
Long-term debt	1,974	1,978
Accrued post-retirement benefit obligations	317	304
Deferred income tax liabilities	486	497
Other non-current accrued liabilities	562	496
Total liabilities	5,505	5,611
Redeemable non-controlling interest	232	235
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 259.7 shares and 259.2 shares in 2025 and 2024, respectively	3	3
Capital in excess of par value	8,705	8,687
Retained earnings	3,211	3,140
Treasury stock – at cost 16.3 shares and 16.2 shares in 2025 and 2024, respectively	(766)	(753)
Accumulated other comprehensive loss	(337)	(435)
Total stockholders’ equity	10,816	10,642
Non-controlling interests	6	5
Total equity	10,822	10,647
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$16,559	$16,493

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the three months ended March 31,	2025	2024
Operating Activities
Net income	$169	$153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	68	61
Amortization	77	73
Share-based compensation	12	18
Restructuring and asset impairment charges	21	10
Loss from sale of business	10	5
Other, net	11	(2)
Payments for restructuring	(21)	(11)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(48)	(47)
Changes in inventories	(9)	(52)
Changes in accounts payable	(64)	6
Other, net	(193)	(125)
Net Cash – Operating activities	33	89
Investing Activities
Capital expenditures	(71)	(74)
Acquisition of businesses, net of cash acquired	(7)	—
Proceeds from sale of business, net of cash disposed	48	11
Proceeds from the sale of property, plant and equipment	5	1
Cash received from investments	—	2
Cash paid for investments	—	(2)
Cash paid for equity investments	(1)	—
Cash received from cross-currency swaps	12	11
Other, net	(1)	—
Net Cash – Investing activities	(15)	(51)
Financing Activities
Short-term debt issued, net	1	—
Long-term debt repaid	(4)	(5)
Repurchase of common stock	(13)	(15)
Proceeds from exercise of employee stock options	6	33
Dividends paid	(98)	(88)
Other, net	(8)	(7)
Net Cash – Financing activities	(116)	(82)
Effect of exchange rate changes on cash	25	(28)
Changes in cash classified within assets held for sale	11	—
Net change in cash and cash equivalents	(62)	(72)
Cash and cash equivalents at beginning of year	1,121	1,019
Cash and cash equivalents at end of period	$1,059	$947
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$12	$13
Income taxes (net of refunds received)	$37	$39

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following items to represent the non-GAAP measures that we consider to be key performance indicators, as well as the related reconciling items to the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP measures may not be comparable to similarly titled measures reported by other companies.
“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales or discontinuance of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” and "Adjusted Segment EBITDA" reflect the adjustments to EBITDA and segment EBITDA, respectively, to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
“Adjusted EBITDA Margin” and “Adjusted Segment EBITDA Margin” defined as adjusted EBITDA and adjusted segment EBITDA divided by total revenue and segment revenue, respectively.
“Adjusted Operating Income”, “Adjusted Segment Operating Income”, “Adjusted Net Income” and “Adjusted EPS” defined as operating income, segment operating income, net income attributable to Xylem and earnings per share attributable to Xylem, adjusted to exclude restructuring and realignment costs, amortization of acquired intangible assets, gain or loss from sale of businesses, gain on remeasurement of previously held equity interest, special charges and tax-related special items, as applicable.
“Adjusted Operating Margin” and “Adjusted Segment Operating Margin” defined as adjusted operating income and adjusted segment operating income divided by total revenue and segment revenue, respectively.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flows, less capital expenditures. Our definition of free cash flow does not consider certain non-discretionary cash payments, such as debt.
"Free Cash Flow Margin" defined as free cash flow, adjusted (as applicable) for significant cash paid or received for non-operational tax, acquisition or divestiture activities; divided by revenue.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Special charges” defined as non-recurring costs incurred by the Company, such as those related to acquisitions and integrations, divestitures and non-cash impairment charges.
“Tax-related special items” defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2025 v. 2024	% Change 2025 v. 2024	Acquisitions / Divestitures	FX Impact	Change Adj. 2025 v. 2024	% Change Adj. 2025 v. 2024
	2025	2024
Quarter Ended March 31
Xylem Inc.	2,069	2,033	36	2%	5	26	67	3%	3%
Water Infrastructure	581	574	7	1%	10	11	28	5%	3%
Applied Water	435	436	(1)	—%	—	6	5	1%	1%
Measurement and Control Solutions	490	462	28	6%	(5)	4	27	6%	7%
Water Solutions and Services	563	561	2	—%	—	5	7	1%	1%
Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q1 2025				Q1 2024
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	2,069	—		2,069	2,033	—		2,033
Operating Income	231	94	a	325	209	85	a	294
Operating Margin	11.2%			15.7%	10.3%	—		14.5%
Interest Expense	(8)	—		(8)	(14)	—		(14)
Other Non-Operating Income (Expense)	4	—		4	6	—		6
Gain/(Loss) from Sale of Business	(10)	10	b	—	(5)	5		—
Income before Taxes	217	104		321	196	90		286
Provision for Income Taxes	(50)	(22)	c	(72)	(43)	(24)	c	(67)
Net Income	167	82		249	153	66		219
Net Loss Attributable to Non-controlling Interests	2	—		2	—	—		—
Net Income Attributable to Xylem	169	82		251	153	66		219
Diluted Shares	243.8			243.8	243.0			243.0
Diluted EPS	$0.69	$0.34		$1.03	$0.63	$0.27		$0.90

a	Quarter-to-date: Restructuring & realignment costs: 2025 - $27 million and 2024 - $15 million
Special charges: 2025 - $8 million of acquisition, divestiture & integration costs and $4 million of intangible asset impairment charges; 2024 - $15 million of acquisition & integration costs and $1 million of asset impairment charges
Purchase accounting intangible amortization: 2025 - $55 million and 2024 - $54 million
b	Gain/Loss from sale of business as per income statement for all periods presented
c	2025 - Net tax impact on pre-tax adjustments (note a and b) of $22 million; 2024 - Net tax impact on pre-tax adjustments (notes a and b) of $22 million and other tax special items of $2 million

Xylem Inc. Non-GAAP Reconciliation
EBITDA and Adjusted EBITDA by Quarter
($ Millions)

2025
	Q1	Q2	Q3	Q4	Total
Net Income attributable to Xylem	169				169
Net Income Margin	8.2%	N/A	N/A	N/A	8.2%
Depreciation	68				68
Amortization	77				77
Interest Expense (Income), net	—				—
Income Tax Expense	50				50
EBITDA	364	—	—	—	364
Share-based Compensation	12				12
Restructuring & Realignment	27				27
Special Charges	12				12
Loss/(Gain) from sale of business	10				10
Loss attributable to non-controlling interest	(2)
Adjusted EBITDA	423	—	—	—	423
Revenue	2,069				2,069
Adjusted EBITDA Margin	20.4%	N/A	N/A	N/A	20.4%

2024
	Q1	Q2	Q3	Q4	Total
Net Income	153	194	217	326	890
Net Income Margin	7.5%	8.9%	10.3%	14.5%	10.4%
Depreciation	61	62	68	67	258
Amortization	73	83	73	75	304
Interest Expense (Income), net	7	6	5	(2)	16
Income Tax Expense	43	53	52	49	197
EBITDA	337	398	415	515	1,665
Share-based Compensation	18	13	12	13	56
Restructuring & Realignment	15	29	11	36	91
Special Charges	16	13	7	21	57
Gain on joint venture remeasurement	—	—	—	(152)	(152)
Loss/(Gain) from sale of business	5	(1)	2	40	46
Adjusted EBITDA	391	452	447	473	1,763
Revenue	2,033	2,169	2,104	2,256	8,562
Adjusted EBITDA Margin	19.2%	20.8%	21.2%	21.0%	20.6%